Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

April 28, 2022

Media Contact:	Investor Contact:
Mike Houlihan	Jardon Jaramillo
Corporate Communications	Investor Relations
Phone: 503-504-9706	Phone: 503-464-7051

Portland General Electric Announces First Quarter 2022 Results
•Continued strong energy deliveries and customer growth amid challenging cost pressures
•Issued RFP shortlist results for renewable and non-emitting capacity resources with project selection targeted by the end of 2022
•Revising 2022 earnings guidance from $2.75 to $2.90 to $2.50 to $2.65 per diluted share, to reflect reductions to 2020 regulatory deferrals

PORTLAND, Ore. -- Portland General Electric Company (NYSE: POR) today reported net income of $60 million, or $0.67 per diluted share, for the first quarter of 2022. This compares with a net income of $96 million, or $1.07 per diluted share, for the first quarter of 2021.

“We continued to see strong load growth and remain focused on serving customers with increasing amounts of clean energy and a smarter, more resilient grid.” said Maria Pope, PGE president and CEO. “As a result of this week’s rate case order from the Oregon Public Utility Commission, we recorded a reduction to our 2020 deferrals for wildfire restoration and COVID in the first quarter of 2022. While this adjustment is significant, the overall order provides regulatory clarity as we continue to advance system reliability and move forward on decarbonization goals. We are also pleased that a highly competitive process has resulted in some PGE investment opportunities being included on the RFP shortlist.”

First Quarter 2022 Compared to First Quarter 2021
Total revenues were driven by higher retail energy deliveries, due to continued growth in commercial and industrial demand, including high-tech and digital customers, partially offset by milder weather. Purchased power and fuel expense increased to serve higher customer load. Operating expenses increased, driven by grid maintenance, vegetation management and reductions to deferral amounts recorded in 2020 related to COVID and Wildfire expenses as a result of the 2022 GRC stipulation. Administrative expenses increased due to wages and benefits driven by a strong labor market, as well as the cost of materials. Tax expense increased primarily due to a local tax flow-through adjustment that did not recur in 2022.

Company Updates
Renewable and Non-Emitting Capacity Request for Proposal Update

In October 2021, PGE (the Company) submitted to the Public Utility Commission of Oregon (OPUC) a request for the issuance of a Renewable Request for Proposals (RFP). In December 2021, the OPUC acknowledged the request and, as a result, later in December 2021, PGE issued the RFP seeking to procure at least 375 to 500 MW of qualifying renewable resources and approximately 375 MW of non-emitting dispatchable capacity resources and up to 100 MW of renewable resources in support of the Green Future Impact program’s PGE supply option.

Following the robust and competitive process of receiving and evaluating initial bids, PGE plans to submit a request for acknowledgement of a shortlist to the OPUC on May 5, 2022 that includes seven distinct projects submitted by five bidders for renewable resources and six distinct projects submitted by four bidders for non-emitting dispatchable capacity resources. This shortlist is included in Appendix A.

The proposals for renewable resources provide various combinations of wind, solar, and battery storage options that include power purchase agreements (PPA) along with Company-owned resources, as shown in Appendix A. The proposals for non-emitting dispatchable capacity resources provide battery storage and pumped storage options that include PPAs along with Company-owned resources. The ultimate outcome of the RFP process may involve the selection of multiple projects for both renewable and non-emitting dispatchable capacity resources.

PGE will request that the OPUC acknowledge the RFP shortlist by July 15, 2022 to enable the Company to execute definitive agreements. RFP shortlist projects were evaluated and selected based on conditions as of the shortlist date and are subject to risks and uncertainties, including, but not limited to, regulatory processes, inflationary impacts, supply chain constraints, supply cost increases (including application of tariffs impacting solar module imports), and legislative uncertainty. PGE intends to commence negotiations with one or more bidders and finalize negotiations prior to the end of 2022 to allow sufficient time to capture expiring federal production tax credits for the benefit of customers.

2022 General Rate Case Conclusion

On April 25, 2022, the OPUC issued Order 22-129, which adopted all stipulations agreed to by the parties to the proceeding, including the annual revenue requirement, cost of capital, capitalization ratio, and the elimination of the decoupling mechanism. Key elements of the OPUC’s Order also included:
•establishment of a balancing account for the Company’s major storm damage recovery mechanism;
•denial of PGE’s proposal for a secondary phase of the 2022 GRC regarding the Faraday capital improvement project. PGE can pursue recovery in the Company’s next GRC;
•establishment of a deferral that would require PGE to defer and refund, subject to an earnings test, the revenue requirement associated with Boardman included in customer prices following plant closure in 2020; and
•creation of an earnings test for the deferrals for the 2020 Wildfire Emergency and the February 2021 Ice Storm and Damage that is to be applied on a year-by-year basis.

As a result of the earnings tests outlined in the OPUC’s Order, the Company has released deferrals associated with the year ended 2020, resulting in a pre-tax, non-cash charge to earnings for the three months ended March 31, 2022 in the estimated amount of $17 million. PGE does not expect to exceed its regulated return on equity under the earnings tests for 2021 and 2022.

2021 Environmental, Social and Governance (ESG) Report

In March, PGE released its annual ESG report that highlights PGE's programs leading the clean energy future, which includes its commitment to sustainability. The 2021 report showcases key strategic projects that support the company's progress toward a sustainable future and advancing equity for customers, employees, and communities. For more information visit www.portlandgeneral.com/about/who-we-are/sustainability.

Quarterly Dividend
As previously announced, on April 22, 2022, the board of directors of Portland General Electric Company approved an increase in the annual dividend of 5.2%, or $0.09 per share, declaring a quarterly common stock dividend of $0.4525 per share. The quarterly dividend is payable on or before July 15, 2022 to shareholders of record at the close of business on June 27, 2022.

2022 Earnings Guidance
PGE is revising its estimate for full-year 2022 earnings guidance from $2.75 to $2.90 to $2.50 to $2.65 per diluted share, based on the following assumptions:
•An increase in energy deliveries between 2% and 2.5%, weather adjusted;
•Normal temperatures in its utility service territory;
•Average hydro conditions;
•Wind generation based on five years of historical levels or forecast studies when historical data is not available;
•Normal thermal plant operations;
•Capital expenditures of $685 million in 2022 and $650 million in 2023 through 2026;
•Average construction work in progress balance of $270 million;
•Revised operating and maintenance expense from between $590 million and $610 million to $620 million and $640 million, which includes the $17 million deferral reduction recorded in Q1 2022;
•Depreciation and amortization expense between $420 million and $440 million;
•Effective tax rate of 15% to 20%;
•Cash from operations of $575 to $625 million; and
•No new common equity to be issued for investment or operations.

First Quarter 2022 Earnings Call and Webcast — April 28, 2022

PGE will host a conference call with financial analysts and investors on Thursday, April 28, 2022, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A replay of the call will be available beginning at 2 p.m. ET on Thursday, April 28, 2022, through 2 p.m. ET on Thursday, May 5, 2022.

Maria Pope, President and CEO; Jim Ajello, Senior Vice President of Finance, CFO, and Treasurer; and Jardon Jaramillo, Senior Director, Investor Relations, Finance, and Risk, will participate in the call. Management will respond to questions following formal comments.

The attached unaudited condensed consolidated statements of income and comprehensive income, condensed consolidated balance sheets and condensed consolidated statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

# # #

About Portland General Electric Company

Portland General Electric (NYSE: POR) is a fully integrated energy company based in Portland, Oregon. The company serves approximately 900,000 customers with a service area population of 2 million Oregonians in 51 cities. PGE owns 16 generation plants across Oregon and other Northwestern states and maintains and operates 14 public parks and recreation areas. For more than 130 years, PGE has powered the advancement of society, delivering safe, affordable, and reliable energy to Oregonians. PGE and its approximately 3,000 employees are working with customers to build a clean energy future. Together with its customers, PGE has the No. 1 voluntary renewable energy program in the U.S. PGE is committed to achieving at least an 80% reduction in greenhouse gas emissions from power served to customers by 2030 and 100% reduction by 2040. In 2021, PGE became the first U.S. utility to join The Climate Pledge. For the eighth year in a row PGE achieved a perfect score on the 2021 Human Rights Campaign Foundation's Corporate Equality Index, a national benchmarking survey and report on corporate policies and practices related to LGBTQ workplace equality. In 2021, PGE, employees, retirees, and the PGE Foundation donated $4.8 million and volunteered 15,760 hours with more than 300 nonprofits across Oregon. For more information visit www.PortlandGeneral.com/news.

SOURCE: Portland General Company

Safe Harbor Statement
Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our estimates and assumptions as of the date of this report. The Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements include statements regarding the Company's full-year earnings guidance (including expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as "anticipates," “based on,” "believes," "conditioned upon," “considers,” "estimates," "expects," "intends," “needs,” “plans,” “promises," “seeks,” "should," “subject to,” “targets,” and similar expressions.

Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the outcome of various legal and regulatory actions; demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation and battery storage facilities, including hydro conditions, wind conditions, disruption of transmission and distribution, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; delays in the supply chain and increased supply costs (including application of tariffs impacting solar module imports), failure to complete capital projects on schedule or within budget, failure of counterparties to perform under agreement, or the abandonment of capital projects, which could result in the Company's inability to recover project costs; default or nonperformance of counterparties from whom PGE purchases capacity or energy, which require the purchase of replacement power and renewable attributes at increased costs; complications arising from PGE’s jointly-owned plant, including ownership changes, regulatory outcomes or operational failures; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy market conditions, which could affect the availability and cost of purchased power and fuel; the development of alternative technologies; changes in capital and credit market conditions, including interest rates, which could affect the access to and availability or cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; general economic and financial market conditions, including inflation; severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, or third party liability; cyber security breaches of the Company's customer information system or operating systems, data security breaches, or acts of terrorism, which could disrupt operations, require significant expenditures, or result in claims against the Company; employee workforce factors, including potential strikes, work stoppages, transitions in senior management, and the ability to recruit and retain key employees and other talent due to the novel corona virus disease (COVID-19) mandates and turnover due to macroeconomic trends; PGE business activities are concentrated in one region and future performance may be affected by events and factors unique to Oregon; and widespread health emergencies or outbreaks of infectious diseases such as COVID-19, including potential vaccination mandates, which may affect our financial position, results of operations and cash flows. As a result, actual results may differ materially from those projected in the forward-looking statements.

These risks and uncertainties to which the Company are subject to are further discussed in the reports that the Company has filed with the United States Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov and on the Company’s website, investors.portlandgeneral.com. Investors should not rely unduly on any forward-looking statements.

POR
Source: Portland General Company

Appendix A - RFP Final Shortlist

Renewable Resources
Bidder	Project	Proposal (1)	Technology	Structure	MW (2)	Company-owned Wind MW
A (3)	1	a)	Solar, Battery	PPA	120	—
		b)	Solar	PPA	120	—
	2	a)	Solar, Battery	PPA	200	—
		b)	Solar	PPA	200	—

B	3	a)	Solar, Battery	PPA	41	—
		b)	Solar	PPA	41	—
		c)	Solar, Battery	PPA	41	—
		d)	Solar	PPA	41	—

C	4	a)	Solar, Battery	PPA	150	—
		b)	Solar, Battery	PPA	150	—
	5	a)	Solar, Battery	PPA	76	—

D	6	a)	Wind	Hybrid (4)	312	209

E	7	a)	Wind, Solar, Battery	Hybrid (4)	1,050	350
		b)	Wind, Solar, Battery	Hybrid (4)	450	230
		c)	Wind, Solar, Battery	Hybrid (4)	710	350
		d)	Wind	Hybrid (4)	690	350
		e)	Wind	Hybrid (4)	350	120
		f)	Wind, Solar, Battery	Hybrid (4)	610	350

Non-emitting Dispatchable Capacity Resources
Bidder	Project	Proposal (1)	Technology	Structure	MW
A (3)	8	a)	Battery	PPA	100

F	9	a)	Battery	PPA	100

G	10	a)	Pumped Storage	PPA	196

H	11	a)	Battery	PPA	150
		b)	Battery	PPA	175
		c)	Battery	PPA	200
	12	a)	Battery	Company-owned	75
		b)	Battery	Company-owned	50
	13	a)	Battery	Company-owned	100
		b)	Battery	Company-owned	125
		c)	Battery	Company-owned	75

(1) While the outcome of the RFP process may involve the selection of multiple projects for both renewable and capacity resources, individual proposals within a given project are considered mutually exclusive
(2) Renewable MW values do not include nameplate capacity of paired energy storage
(3) Selection of projects from Bidder A are limited to two of the three submitted projects. i.e., A.1. and A.2. may be selected, but not A.8., etc.
(4) Hybrid commercial structure includes a PPA portion and a Company-owned portion of project resources

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues:
Revenues, net	$625	$612
Alternative revenue programs, net of amortization	1	(3)
Total revenues	626	609
Operating expenses:
Purchased power and fuel	202	169
Generation, transmission and distribution	90	80
Administrative and other	89	86
Depreciation and amortization	99	103
Taxes other than income taxes	40	38
Total operating expenses	520	476
Income from operations	106	133
Interest expense, net	38	34
Other income:
Allowance for equity funds used during construction	3	4
Miscellaneous income, net	—	2
Other income, net	3	6
Income before income tax expense	71	105
Income tax expense	11	9
Net income	60	96

Weighted-average common shares outstanding (in thousands):
Basic	89,396	89,556
Diluted	89,527	89,703

Earnings per share:
Earnings per share—Basic and diluted	$0.67	$1.07

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$110	$52
Accounts receivable, net	303	329
Inventories	72	78
Regulatory assets—current	20	24
Other current assets	371	205
Total current assets	876	688
Electric utility plant, net	8,062	8,005
Regulatory assets—noncurrent	491	533
Nuclear decommissioning trust	44	47
Non-qualified benefit plan trust	42	45
Other noncurrent assets	208	176
Total assets	$9,723	$9,494

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS, continued
(Dollars in millions)
(Unaudited)

	March 31, 2022	December 31, 2021
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$169	$244
Liabilities from price risk management activities—current	60	47
Current portion of finance lease obligation	22	20
Accrued expenses and other current liabilities	680	457
Total current liabilities	931	768
Long-term debt, net of current portion	3,286	3,285
Regulatory liabilities—noncurrent	1,379	1,360
Deferred income taxes	422	413
Unfunded status of pension and postretirement plans	206	206
Liabilities from price risk management activities—noncurrent	72	90
Asset retirement obligations	243	238
Non-qualified benefit plan liabilities	93	95
Finance lease obligations, net of current portion	299	273
Other noncurrent liabilities	83	59
Total liabilities	7,014	6,787
Shareholders’ Equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, no par value, 160,000,000 shares authorized; 89,223,903 and 89,410,612 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	1,236	1,241
Accumulated other comprehensive loss	(10)	(10)
Retained earnings	1,483	1,476
Total shareholders’ equity	2,709	2,707
Total liabilities and shareholders’ equity	$9,723	$9,494

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$60	$96
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	99	103
Deferred income taxes	4	(1)
Pension and other postretirement benefits	3	6
Allowance for equity funds used during construction	(3)	(4)
Decoupling mechanism deferrals, net of amortization	(1)	3
Deferral of incremental storm costs	(2)	(41)
Deferral of incremental wildfire costs	(7)	(7)
Other non-cash income and expenses, net	39	20
Changes in working capital:
(Increase)/decrease in accounts receivable, net	21	(2)
Decrease in inventories	6	4
(Increase)/decrease in margin deposits	23	(1)
Increase/(decrease) in accounts payable and accrued liabilities	(44)	26
Increase in margin deposits from wholesale counterparties	99	—
Other working capital items, net	(27)	(14)
Other, net	(21)	(20)
Net cash provided by operating activities	249	168

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from investing activities:
Capital expenditures	(167)	(153)
Sales of Nuclear decommissioning trust securities	2	3
Purchases of Nuclear decommissioning trust securities	(2)	(3)
Proceeds from sale of properties	12	—
Other, net	1	(9)
Net cash used in investing activities	(154)	(162)

Cash flows from financing activities:
Payments on long-term debt	—	(140)
Borrowings on short-term debt	—	200
Repayments of short-term debt	—	(150)
Proceeds from failed sale-leaseback transactions	25	—
Dividends paid	(38)	(36)
Repurchase of common stock	(18)	—
Other	(6)	(2)
Net cash used in financing activities	(37)	(128)
Increase (Decrease) in cash and cash equivalents	58	(122)
Cash and cash equivalents, beginning of period	52	257
Cash and cash equivalents, end of period	$110	$135

Supplemental cash flow information is as follows:
Cash paid for interest, net of amounts capitalized	$18	$16
Cash paid for income taxes	2	—
Non-cash investing and financing activities:
Assets obtained under leasing arrangements	29	—

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Three Months Ended March 31,
	2022		2021
Revenues (dollars in millions):
Retail:
Residential	$308	49%	$310	51%
Commercial	178	29	162	26
Industrial	69	11	60	10
Direct Access*	8	1	11	2
Subtotal	563	90	543	89
Alternative revenue programs, net of amortization	1	—	(3)	—
Other accrued revenues, net	—	—	13	2
Total retail revenues	564	90	553	91
Wholesale revenues	56	9	33	5
Other operating revenues	6	1	23	4
Total revenues	$626	100%	$609	100%

Energy deliveries (MWhs in thousands):
Retail:
Residential	2,216	32%	2,239	35
Commercial	1,634	24	1,564	24
Industrial	974	14	897	14
Subtotal	4,824	70	4,700	73
Direct access:
Commercial	131	2	150	2
Industrial	413	7	359	6
Subtotal	544	9	509	8
Total retail energy deliveries	5,368	79	5,209	81
Wholesale energy deliveries	1,507	21	1,245	19
Total energy deliveries	6,875	100%	6,454	100%

Average number of retail customers:
Residential	806,553	88%	797,602	88%
Commercial	111,668	12	110,703	12
Industrial	192	—	193	—
Direct access	550	—	601	—
Total	918,963	100%	909,099	100%

* Commercial revenues from ESS customers were $3 million for 2022 and $4 million for 2021, respectively. Industrial revenues from ESS customers were $5 million and $7 million for 2022 and 2021, respectively.

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Three Months Ended March 31,
	2022		2021
Sources of energy (MWhs in thousands):
Generation:
Thermal:
Natural gas	2,149	32%	2,383	38%
Coal	610	9	582	9
Total thermal	2,759	41	2,965	47
Hydro	273	4	317	5
Wind	392	6	532	9
Total generation	3,424	51	3,814	61
Purchased power:
Hydro*	1,562	23	1,129	18
Wind*	195	3	238	4
Solar*	113	2	92	1
Natural Gas	2	—	4	—
Waste, Wood and Landfill Gas*	37	1	39	1
Source not specified	1,315	20	921	15
Total purchased power	3,224	49	2,423	39
Total system load	6,648	100%	6,237	100%
Less: wholesale sales	(1,507)		(1,245)
Retail load requirement	5,141		4,992
*Includes power received from qualifying facilities under the Public Utility Regulatory Policies Act of 1978 (PURPA) of 6 MWh in 2022 and 2021 from Hydro resources, 6 MWh in 2022 and 2021 from Wind resources, 104 MWh in 2022 and 88 MWh in 2021 from Solar resources, and 20 MWh in 2022 and 19 MWh in 2021 from Waste, Wood and Landfill Gas resources.
The following table indicates the number of heating degree-days for the three months ended March 31, 2022 and 2021, along with 15-year averages based on weather data provided by the National Weather Service, as measured at Portland International Airport:

	Heating Degree-days
	2022	2021	Avg.

January	710	620	721
February	591	641	598
March	460	544	527
Year-to-date	1,761	1,805	1,846
(Decrease) from the 15-year average	(5)%	(2)%